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                                                            EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about November 3, 1997) of our report dated April 28, 1997, on our audits of the financial statements of Trend Drilling Company. We also consent to the references to our firm under the captions "Independent Public Accountants."




                                        Coopers & Lybrand, L.L.P.

Oklahoma City, OK
November 3, 1997